                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT





                                                           JURISDICTION OF
NAME                                                        INCORPORATION
----                                                       ---------------
Daisytek, Incorporated                                        Delaware
Subsidiaries of Daisytek, Incorporated:
    Daisytek (Canada) Inc.                                    Canada
    Working Capital of America, Inc.                          Delaware
    Home Tech Depot, Inc.                                     Delaware
    Daisytek De Mexico S.A. De C.V.                           Mexico
    Daisytek Latin America, Inc.                              Florida
    Supplies Express, Inc.                                    Delaware
    Priority Fulfillment Services, Inc.                       Delaware
    Priority Fulfillment Services of Canada, Inc.             Canada
    Daisytek De Mexico Services, S.A. de C.V.                 Mexico
    Priority Fulfillment Services de Mexico, S.A. de C.V.     Mexico
    Daisytek Australia Pty. Ltd.                              Australia
    Daisytek Asia PTY LTD                                     Singapore
    Steadi-Systems, Ltd. (including 6 wholly-owned U.S.
         subsidiaries operating as distributors of
         professional-grade audio and video media products)   California
    Steadi-Systems De Mexico, S.A. De C.V.                    Mexico
    Steadi-Systems Canada Inc.                                Canada